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EXHIBIT 10.11

SECURED PROMISSORY NOTE

$1,000,000.00	Fort Worth, Texas	October 3, 2003

        FOR VALUE RECEIVED, the undersigned, American IronHorse Motorcycle Company, Inc. ("Maker"), with its principal offices located at 4600 Blue Mound Road, Fort Worth, Texas 76106 promises to pay to the order of Xponential, Inc. ("Payee") at 2175 Old Concord Road SE, Suite 200, Smyrna, Georgia 30080 the sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00) or, if different, such amount of advances hereunder as may be due and owing, in legal and lawful money of the United States of America, together with interest thereon from the date hereof until maturity at the rate of twelve percent (12%) per annum. All past due principal and interest shall bear interest at fourteen percent (14%) per annum.

        No provision of this note shall require the payment or permit the collection of interest in excess of the maximum lawful rate which Maker may stipulate and agree to pay as determined by a court of competent jurisdiction. If it is so determined that any excess interest is provided for herein, Maker shall not be obligated to pay the amount of interest to the extent that it is in excess of the amount permitted by law, and any excess interest paid shall be credited as a payment on the principal balance or, if applicable, refunded to Maker.

        Unless maturity is accelerated as provided below, this note is payable as follows:

        Interest only is payable monthly commencing on November 1, 2003 until maturity on September 30, 2004, when the entire principal and accrued interest is due.

        The indebtedness and all obligations evidenced by this note are secured by a security interest in the "collateral" as that term is defined in that certain Security Agreement dated of even date herewith with Maker as debtor and Payee as secured party, and Payee shall have all rights with respect to the collateral as provided in the Texas Uniform Commercial Code.

        All payments received on this note shall be credited first to the discharge of the interest accrued and the balance to the reduction of principal.

        Maker hereof reserves the right to prepay, prior to maturity, all or any part of the principal of this note, and interest shall immediately cease on any amount so prepaid. Any prepayment is to be applied toward the payment of the principal installments last maturing upon this note, that is, in the inverse order of maturity and without reducing the amount or time of payment of the remaining obligatory installments.

        This note shall be governed by the laws of the State of Texas and all applicable federal laws.

        It is expressly agreed that upon default in the punctual payment of this note or any part thereof, principal or interest, as the same shall become due and payable, the entire indebtedness evidenced hereby shall be matured, at the option of the holder hereof.

        In the event this note, or any part hereof, is placed in the hands of an attorney for collection or is collected through probate, bankruptcy, or other judicial proceedings (including any proceedings, state or federal, for the relief of debtors), Maker agrees to pay to the holder hereof a reasonable attorney's fee.

        Maker and any sureties and endorsers of this note expressly waive all notices, demands for payment, presentations for payment, notices of acceleration and of intention to accelerate the maturity, protest and notice of protest, as to this note, and as to each, every and all installments hereof, and each consents that Payee or any other holder of this note may at any time, and from time to time, upon request of or by agreement with Maker, extend the date of maturity hereof or change the time or method of payments without notice to any of the sureties or endorsers, who shall remain bound for the payment hereof.

AMERICAN IRONHORSE MOTORCYCLE COMPANY, INC.
By:	/s/ JAMES C. COLLET James C. Collet Co-Chief Executive Officer

        THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER APPLICABLE SECURITIES LAWS.

WARRANT NO. 2003-1

To Purchase Shares of Common Stock of
American IronHorse Motorcycle Company, Inc.
Incorporated Under the Laws of the State of Texas

        1.    Basic Terms.    This certifies that, for value received, Xponential, Inc. ("Holder"), is entitled, subject to the terms and conditions of this warrant (the "Warrant"), to purchase 100,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of American IronHorse Motorcycle Company, Inc. (the "Company"), subject to adjustment as provided in this Warrant, from the Company at the Exercise Price (as defined below) on delivery of this Warrant to the Company with the exercise form duly executed and payment of the Exercise Price, in cash or by check payable to the order of the Company, for all shares of Common Stock purchased.

        2.    Exercise Price.    The purchase price per share of Common Stock (the "Exercise Price") shall be Fifteen and No/100 Dollars ($15.00) per share, as may be adjusted pursuant to the terms of this Warrant.

        3.    Exercise.

        (a)   This Warrant may be exercised at any time or from time to time, in whole or in part, but not for less than 1,000 shares of Common Stock at a time (or such lesser number of shares of Common Stock which may then constitute the maximum number purchasable, such number being subject to adjustment as provided in this Warrant) on or after the date of issuance until September 30, 2010 (the "Expiration Date"). Such exercise may occur on any day that is a business day, unless otherwise extended pursuant to the terms of the Agreement.

        (b)   In order to exercise this Warrant, in whole or in part, Holder shall deliver to the Company at its principal office at 4600 Blue Mound Road, Fort Worth, Texas 76106, or at such other office as shall be designated by the Company pursuant to this Warrant, (i) a written notice of Holder's election to exercise this Warrant which notice shall specify the number of shares of Common Stock to be purchased pursuant to such exercise, (ii) either cash or a check payable to the order of the Company in an amount equal to the aggregate purchase price for all shares of Common Stock to be purchased pursuant to such exercise, and (iii) this Warrant, properly endorsed. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five (5) days thereafter, execute or cause to be executed and deliver to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be registered in the name of Holder, or such other name as shall be designated in said notice.

        (c)   This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person designated in the notice of exercise shall be deemed to have become a holder of record of such shares of Common Stock for all purposes, as of the date said notice, together with said payment and this Warrant, is received by the Company. Holder shall not, solely by virtue of Holder's ownership of this Warrant, be entitled to any rights of a shareholder in the Company, either at law or in equity; provided, however, Holder shall, for all purposes, be deemed to have become the holder of record of such shares of Common Stock on the date on which this Warrant is surrendered to the Company in accordance with the immediately preceding sentence. If the exercise is for less than all of the shares of Common Stock issuable as provided in this Warrant, the Company will issue a new Warrant of like tenor and date for the balance of such shares of Common Stock issuable hereunder to Holder. Holder, by Holder's acceptance hereof, consents to and agrees to be bound by and to comply with all of the provisions of this Warrant.

        4.    Transfer.    This Warrant and all options and rights hereunder are transferable, as to all or any part of the number of shares of Common Stock purchasable upon its exercise, by Holder in person or by a duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company, together with the form of transfer authorization attached hereto duly executed, provided that such transfer complies with all applicable securities laws. The Company shall deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. If this Warrant is transferred in part, the Company shall at the time of surrender of this Warrant issue to the transferee a Warrant covering the number of shares of Common Stock transferred and to the transferor a Warrant covering the number of shares not transferred.

        5.    Adjustment of Shares.

        (a)   In the event the Company should at any time or from time to time after the date hereof fix a record date for the split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock to receive dividends or other distributions payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock ("Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents, then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Exercise Price of this Warrant shall be appropriately decreased so that the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased in proportion to such increase or potential increase of outstanding shares of Common Stock.

        (b)   If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Exercise Price for this Warrant shall be appropriately increased so that the number of shares of Common stock issuable on exercise hereof shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

        (c)   If there is a capital reorganization, reclassification of the capital stock of the Company, or any consolidation or merger of the Company with any other corporation or entity, or if there is a sale or distribution of all or substantially all of the Company's property and assets, the Company shall make adequate provision so that there shall remain and be substituted under this Warrant with respect to each share issuable upon exercise of this Warrant the stock, securities and/or assets which would have been issuable or payable in respect of or in exchange for such issuable shares if Holder had been the owner of such share on the applicable record date. All other provisions of this Warrant shall remain in full force and effect.

        (d)   On the happening of any event requiring an adjustment of the Exercise Price or the shares purchasable hereunder, the Company shall immediately give written notice to Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

        6.    Certain Notices.    In case at any time the Company shall propose to:

        (a)   declare any cash dividend upon the Common Stock;

        (b)   declare any dividend upon the Common Stock payable in stock or make any special dividend or other distribution to the holders of the Common Stock;

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        (c)   reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell all or substantially all of its assets to, another corporation or entity; or

        (d)   voluntarily or involuntarily dissolve, liquidate or wind up the affairs of the Company;

then, in any one or more of said cases, the Company shall give to Holder, by certified mail, (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend or distribution, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be.

        7.    Notice.    Any notice required or permitted in this Warrant shall be in writing and may be delivered personally to the party being given notice or to the person in charge of the office of the party being given notice or by facsimile, national overnight courier service or by mail, at the party's address indicated below, and any notice will be effective only upon actual receipt by the party. The addresses of the parties are as follows:

Company:	American IronHorse Motorcycle Company, Inc. Attention: James C. Collet 4600 Blue Mound Road Fort Worth, Texas 76106
Holder:	Xponential, Inc. Attention: Robert W. Schleizer 2175 Old Concord Road SE, Suite 200 Smyrna, Georgia 30080

        The names and addresses of persons to receive notice as stated in this Section 7 may be changed by notice given in accordance with this Section 7.

        8.    Lock-Up Period.    If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of any Common Stock (or other securities) of the Company acquired by Holder upon exercise of this Warrant (other than those included in the registration) during the 180 day period following the effective date of a registration statement of the Company filed under the Securities Act. Holder further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to shares of Common Stock acquired by Holder upon exercise of this Warrant until the end of such period. The underwriters of the Company's securities are intended third party beneficiaries of this Agreement and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

        9.    Replacement of Warrant.    On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or,

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in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

        10.    No Impairment.    The Company will not, by amendment of its charter or certificate or articles of incorporation, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, through any Board of Director action or inaction, or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith carry out all of the provisions of this Warrant and take all such action as may be necessary or appropriate in order to protect against impairment of the rights of Holder herein.

        11.    Parties.    This Warrant shall bind the respective successors and assigns of the parties.

        12.    Entire Agreement.    This Warrant represents the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written agreements or understandings. The terms of this Warrant may be amended only a written instrument executed by the Company and Holder.

AMERICAN IRONHORSE MOTORCYCLE COMPANY, INC.
Dated: October 3, 2003	By:	/s/ JAMES C. COLLET James C. Collet Co-Chief Executive Officer

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ASSIGNMENT FORM

(To be executed by Holder in order to transfer the Warrant)

For value received the undersigned hereby sells, assigns, and transfers to:

Name

Address

Taxpayer ID No.

this Warrant and irrevocably appoints                        attorney (with full power of substitution) to transfer this Warrant on the books of the Company.

Date:
(Please sign exactly as name appears on Warrant)

Taxpayer ID No.

Signature guaranteed by

(National Bank or New York Stock Exchange Member Firm)

EXERCISE FORM

(To be executed by Holder to purchase
Common Stock pursuant to the Warrant)

American IronHorse Motorcycle
Company, Inc.
4600 Blue Mound Road
Fort Worth, Texas 76106

        The undersigned hereby: (1) irrevocably subscribes for                        shares of the Company's Common Stock pursuant to this Warrant, and encloses payment of $                         therefor; (2) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address below; and (3) if such number of shares is not all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be issued in the name of the undersigned and delivered to the undersigned at the address below.

Date:
(Please sign exactly as name appears on Warrant)

Taxpayer ID No.

Address

SECURITY AGREEMENT

Date:	October 3, 2003
Debtor:	American IronHorse Motorcycle Company, Inc.
Debtor's Mailing Address (including county):
4600 Blue Mound Road Fort Worth, Tarrant County, Texas 76106
Secured Party:	Dwayne A. Moyers, as agent for Xponential, Inc., Investors Strategic Partners I, Ltd. and Curtiswood Capital, LLC
Secured Party's Mailing Address (including county):
4800 Overton Plaza, Suite 300 Fort Worth, Tarrant County, Texas 76109

Classification of Collateral:

  Inventory, accounts receivable, equipment and general intangibles

Collateral (including all accessions):

  All of Debtor's inventory, accounts receivable, equipment and general intangibles, whether now existing or hereafter arising; and all insurance proceeds regarding same, and all proceeds thereof.

Obligations:

        Promissory Notes:

  Note 1:

Date:	October 3, 2003
Amount:	$1,000,000.00
Maker:	American IronHorse Motorcycle Company, Inc.
Payee:	Xponential, Inc.
Final Maturity Date:
September 30, 2004

  Note 2:

Date:	October 3, 2003
Amount:	$1,000,000.00
Maker:	American IronHorse Motorcycle Company, Inc.
Payee:	Investors Strategic Partners I, Ltd.
Final Maturity Date:
September 30, 2004

  Note 3:

Date:	October 3, 2003
Amount:	$1,000,000.00
Maker:	American IronHorse Motorcycle Company, Inc.
Payee:	Curtiswood Capital, LLC
Final Maturity Date:
September 30, 2004

        Subject to the terms of this agreement, Debtor grants to Secured Party a security interest in the collateral and all its proceeds to secure payment and performance of Debtor's obligations in this security agreement and all renewals and extensions of any of the obligations.

Debtor's Warranties

        1.    Financing Statement.    Except for those in favor of Textron Financial Corporation, Donald G. Wilson and Secured Party, no financing statement covering the collateral is filed in any public office.

        2.    Ownership.    Debtor owns the collateral and has the authority to grant this security interest. Ownership is free from any setoff, claim, restriction, lien, security interest, or encumbrance except this security interest and liens for taxes not yet due.

        3.    Fixtures and Accessions.    None of the collateral is affixed to real estate, is an accession to any goods, is commingled with other goods, or will become a fixture, accession, or part of a product or mass with other goods except as expressly provided in this agreement.

        4.    Financial Statements.    All information about Debtor's financial condition provided to Secured Party was accurate when submitted, as will be any information subsequently provided.

Debtor's Covenants

        1.    Protection of Collateral.    Debtor will defend the collateral against all claims and demands adverse to Secured Party's interest in it and will keep it free from all liens except those for taxes not yet due and from all security interests except this one, and those previously granted to Textron Financial Corporation, Donald G. Wilson and to Secured Party. The collateral will remain in Debtor's possession or control at all times, except as otherwise provided in this agreement. Debtor will maintain the collateral in good condition and protect it against misuse, abuse, waste, and deterioration except for ordinary wear and tear resulting from its intended use.

        2.    Insurance.    Debtor will insure the collateral in accord with Secured Party's reasonable requirements regarding choice of carrier, casualties insured against, and amount of coverage. Policies will be written in favor of Debtor and Secured Party according to their respective interests or according to Secured Party's other requirements. All policies will provide that Secured Party will receive at least ten days' notice before cancellation, and the policies or certificates evidencing them will be provided to Secured Party when issued. Debtor assumes all risk of loss and damage to the collateral to the extent of any deficiency in insurance coverage. Debtor irrevocably appoints Secured Party as attorney-in-fact to collect any return, unearned premiums, and proceeds of any insurance on the collateral and to endorse any draft or check deriving from the policies and made payable to Debtor.

        3.    Secured Party's Costs.    Debtor will pay all expenses incurred by Secured Party in obtaining, preserving, perfecting, defending, and enforcing this security interest or the collateral and in collecting or enforcing the note. Expenses for which Debtor is liable include, but are not limited to, taxes,

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assessments, reasonable attorney's fees, and other legal expenses. These expenses will bear interest from the dates of payments at the highest rate stated in notes that are part of the obligations, and Debtor will pay Secured Party this interest on demand at a time and place reasonably specified by Secured Party. These expenses and interest will be part of the obligations and will be recoverable as such in all respects.

        4.    Additional Documents.    Debtor will sign any papers that Secured Party considers necessary to obtain, maintain, and perfect this security interest or to comply with any relevant law, and Debtor hereby authorizes Secured Party to file a financing statement in the appropriate jurisdiction to perfect its security interest in the collateral.

        5.    Notice of Changes.    Debtor will immediately notify Secured Party of any material change in the collateral; change in Debtor's name, address, or location; change in any matter warranted or represented in this agreement; change that may affect this security interest; and any event of default.

        6.    Use and Removal of Collateral.    Debtor will use the collateral primarily according to the stated classification unless Secured Party consents otherwise in writing. Debtor will not permit the collateral to be affixed to any real estate, to become an accession to any goods, to be commingled with other goods, or to become a fixture, accession, or part of a product or mass with other goods except as expressly provided in this agreement.

        7.    Sale.    Other than in the normal course of business, Debtor will not sell, transfer, or encumber any of the collateral without the prior written consent of Secured Party.

Rights and Remedies of Secured Party

        1.    Generally.    Secured Party may exercise the following rights and remedies either before or after default:

    a.
    take control of any proceeds of the collateral;

    b.
    release any collateral in Secured Party's possession to any debtor, temporarily or otherwise;

    c.
    take control of any funds generated by the collateral, such as refunds from and proceeds of insurance, and reduce the obligations as provided under "Remedies of Secured Party on Default" below, or permit Debtor to use such funds to repair or replace damaged or destroyed collateral covered by insurance; and

    d.
    demand, collect, convert, redeem, settle, compromise, receipt for, realize on, sue for, and adjust the collateral either in Secured Party's or Debtor's name, as Secured Party desires.

        2.    Insurance.    If Debtor fails to maintain insurance as required by this agreement or otherwise by Secured Party, then Secured Party may purchase single-interest insurance coverage that will protect only Secured Party. If Secured Party purchases this insurance, its premiums will become part of the obligations.

Events of Default

        Each of the following conditions is an event of default:

        1.     if Debtor defaults in timely payment or performance of any obligations, covenant, or liability in any written agreement between Debtor and Secured Party or in any other transaction secured by this agreement;

        2.     if any warranty, covenant, or representation made to Secured Party by or on behalf of Debtor proves to have been false in any material respect when made;

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        3.     if a receiver is appointed for Debtor or any of the collateral;

        4.     if the collateral is assigned for the benefit of creditors or, to the extent permitted by law, if bankruptcy or insolvency proceedings commence against or by any of these parties: Debtor; any partnership of which Debtor is a general partner; and any maker, drawer, acceptor, endorser, guarantor, surety, accommodation party, or other person liable on or for any part of the obligations; and

        5.     if any of the collateral is lost, stolen, damaged, or destroyed, unless it is promptly replaced with collateral of like quality or restored to its former condition.

Remedies of Secured Party on Default

        During the existence of any event of default, Secured Party may declare the unpaid principal and earned interest of the obligations immediately due in whole or part, enforce the obligations, and exercise any rights and remedies granted by chapter 9 of the Texas Business and Commerce Code or by this agreement, including the following:

        1.     require Debtor to deliver to Secured Party all books and records relating to the collateral;

        2.     require Debtor to assemble the collateral and make it available to Secured Party at a place reasonably convenient to both parties;

        3.     take possession of any of the collateral and for this purpose enter any premises where it is located if this can be done without breach of the peace;

        4.     sell, lease, or otherwise dispose of any of the collateral in accord with the rights, remedies, and duties of a secured party under chapters 2 and 9 of the Texas Business and Commerce Code after giving notice as required by those chapters; unless the collateral threatens to decline speedily in value, is perishable, or would typically be sold on a recognized market, Secured Party will give Debtor reasonable notice of any public sale of the collateral or of a time after which it may be otherwise disposed of without further notice to Debtor; in this event, notice will be deemed reasonable if it is mailed, postage prepaid, to Debtor at the address specified in this agreement at least ten days before any public sale or ten days before the time when the collateral may be otherwise disposed of without further notice to Debtor;

        5.     surrender any insurance policies covering the collateral and receive the unearned premium;

        6.     apply any proceeds from disposition of the collateral to the obligations as herein provided after default in the manner specified in chapter 9 of the Texas Business and Commerce Code, including payment of Secured Party's reasonable attorney's fees and court expenses;

        7.     if disposition of the collateral leaves the obligations unsatisfied, collect the deficiency from Debtor; and

        8.     Secured Party agrees to apply the proceeds from disposition of the collateral to each of the obligations on a pari passu basis among each of the three promissory notes which constitute the "obligations" of Debtor hereunder, regardless of the then outstanding principal balance of such promissory notes.

The Agent

        1.    Appointment and Authorization.    Each of Xponential, Inc., Investors Strategic Partners I, Ltd. and Curtiswood Capital, LLC hereby irrevocably appoints and authorizes Dwayne A. Moyers as its "Agent" to take such action on its behalf and to exercise such powers under this Security Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

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        2.    Agent's Reliance.    Agent shall not be liable for any action taken or omitted to be taken by him under or in connection with the obligations except for his own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Agent may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by him and shall not be liable for any action taken or omitted to be taken in good faith by Agent in accordance with the advice of such counsel, accountants or experts.

        3.    Documents.    Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any instrument or document furnished pursuant hereto or in connection herewith, and Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

        4.    Indemnification.    Each of Xponential, Inc., Investors Strategic Partners I, Ltd. and Curtiswood Capital, LLC agrees to indemnify Agent, in proportion to the principal amount of the obligations issued to them by the Company, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the obligations or any action taken or omitted by Agent under this Security Agreement, provided that none of Xponential, Inc., Investors Strategic Partners I, Ltd. and Curtiswood Capital, LLC shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's bad faith, gross negligence or willful misconduct. Without limitation of the foregoing, Xponential, Inc., Investors Strategic Partners I, Ltd. and Curtiswood Capital, LLC agree to reimburse Agent in proportion to the principal amount of the obligations issued to them by the Company for any out-of-pocket expenses (including legal fees and expenses) incurred by Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, the obligations or this Security Agreement.

General Provisions

        1.    Parties Bound.    Secured Party's rights under this agreement shall inure to the benefit of its successors and assigns. Assignment of any part of the obligations and delivery by Secured Party of any part of the collateral will fully discharge Secured Party from responsibility for that part of the collateral. Debtor's obligations under this agreement shall bind Debtor's personal representatives, successors, and assigns.

        2.    Waiver.    Neither delay in exercise nor partial exercise of any of Secured Party's remedies or rights shall waive further exercise of those remedies or rights. Secured Party's failure to exercise remedies or rights does not waive subsequent exercise of those remedies or rights. Secured Party's waiver of any default does not waive further default. Secured Party's waiver of any right in this agreement or of any default is binding only if it is in writing. Secured Party may remedy any default without waiving it.

        3.    Reimbursement.    If Debtor fails to perform any of Debtor's obligations, Secured Party may perform those obligations and be, reimbursed by Debtor on demand at the place where the note is payable for any sums so paid, including attorney's fees and other legal expenses, plus interest on those sums from the dates of payment at the rate stated in the note for matured, unpaid amounts. The sum to be reimbursed shall be secured by this security agreement.

        4.    Interest Rate.    Interest included in the obligations shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited to the principal of the obligations or, if that has been paid, refunded. On any acceleration or required or permitted prepayment of the obligations, any such excess shall be canceled automatically as of the acceleration or prepayment or, if

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already paid, credited on the principal amount of the obligations or, if the principal amount has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the obligations.

        5.    Modifications.    No provisions of this agreement shall be modified or limited except by written agreement.

        6.    Severability.    The unenforceability of any provision of this agreement will not affect the enforceability or validity of any other provision.

        7.    Applicable Law.    This agreement will be construed according to Texas laws.

        8.    Place of Performance.    This agreement is to be performed in Tarrant County, Texas.

        9.    Financing Statement.    A carbon, photographic, or other reproduction of this agreement or any financing statement covering the collateral is sufficient as a financing statement.

        10.    Presumption of Truth and Validity.    If the collateral is sold after default, recitals in the bill of sale or transfer will be prima facie evidence of their truth, and all prerequisites to the sale specified by this agreement and by chapter 9 of the Texas Business and Commerce Code will be presumed satisfied.

        11.    Singular and Plural.    When the context requires, singular nouns and pronouns include the plural.

        12.    Priority of Security Interest.    This security interest shall neither affect nor be affected by any other security for any of the obligations. Neither extensions of any of the obligations nor releases of any of the collateral will affect the priority or validity of this security interest with reference to any third person.

        13.    Cumulative Remedies.    Foreclosure of this security interest by suit does not limit Secured Party's remedies, including the right to sell the collateral under the terms of this agreement. All remedies of Secured Party may be exercised at the same or different times, and no remedy shall be a defense to any other. Secured Party's rights and remedies include all those granted by law or otherwise, in addition to those specified in this agreement.

        14.    Agency.    Debtor's appointment of Secured Party as Debtor's agent is coupled with an interest and will survive any disability of Debtor.

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Debtor:	AMERICAN IRONHORSE MOTORCYCLE COMPANY, INC.
	By:	/s/ JAMES C. COLLET James C. Collet Co-Chief Executive Officer
Secured Party:	By:	/s/ DWAYNE A. MOYERS Dwayne A. Moyers

XPONENTIAL, INC.
	By:	/s/ DWAYNE A. MOYERS Dwayne A. Moyers Vice President

INVESTORS STRATEGIC PARTNERS I, LTD.
	By:	/s/ HULEN CAPITAL PARTNERS, INC., Hulen Capital Partners, Inc., General Partner
	By:	/s/ JEFFREY A. CUMMER Jeffrey A. Cummer President

CURTISWOOD CAPITAL, LLC
	By:	/s/ SCOTT NIEBOER Scott Nieboer Chief Manager

7

SUBORDINATION AGREEMENT

        This Subordination Agreement ("Agreement") is made and entered into this 3rd day of October, 2003 among Xponential, Inc., Investors Strategic Partners I, Ltd. and Curtiswood Capital, LLC (each a "Junior Creditor" and collectively the "Junior Creditors"), Dwayne A. Moyers, as agent for the Junior Creditors ("Agent"), American IronHorse Motorcycle Company, Inc., a Texas corporation ("Debtor"), and Textron Financial Corporation ("Senior Creditor").

WITNESSETH:

        WHEREAS, Debtor is now and may from time to time be indebted to Junior Creditors; and

        WHEREAS, Debtor desires to obtain loans, extensions of credit or other financial accommodations from Senior Creditor; and

        WHEREAS, Senior Creditor is unwilling to provide such financial accommodations to Debtor unless Junior Creditors, Agent and Debtor enter into this Agreement with Senior Creditor;

        NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration and the mutual covenants herein and to induce Senior Creditor to provide financial accommodations to or for the benefit of Debtor, the parties hereto, intending to be legally bound hereby, do agree as follows:

        1.    Definitions. All terms used in this Agreement that are defined in the UCC shall have the meanings ascribed thereto in the UCC unless otherwise expressly defined herein. As used in this Agreement, the following terms shall have the meanings respectively set forth after each such term:

                "Junior Creditor Documents" shall mean the Subordinated Notes, the Security Agreement, any and all present and future agreements, documents and/or instruments evidencing, documenting, securing or otherwise relating to any or all of the indebtedness evidenced by the Subordinated Notes, all as the same may from time to time be amended, modified, extended, renewed or restated.

                "Junior Creditor Indebtedness" shall mean all of the present and future indebtedness (principal, interest (including, without limitation, interest accruing after the commencement of a bankruptcy proceeding by or against Debtor), fees, collection costs and expenses and other amounts), liabilities and obligations of Debtor to Junior Creditors evidenced by or arising under any one or more of the Junior Creditor Documents, all whether fixed or contingent, matured or unmatured, liquidated or unliquidated, and whether arising under contract, in tort or otherwise.

                "Junior Creditor Collateral" shall mean all of the property and assets of Debtor described on Exhibit A attached hereto and incorporated herein by reference and all cash and non-cash proceeds thereof.

                "Senior Creditor Collateral" shall mean all of the property and assets of Debtor described on Exhibit B attached hereto and incorporated herein by reference and all cash and non-cash proceeds thereof

                "Senior Creditor Documents" shall mean that certain (a) Revolving Credit, Term Loan and Security Agreement among Senior Creditor and Debtor, dated as of December 16, 2002 (the "Senior Loan Agreement") and (b) any and all present and future agreements, documents and/or instruments evidencing, documenting, securing or otherwise relating to any or all of the Senior Creditor Indebtedness, all as the same may from time to time be amended, modified, extended, supplemented, renewed or restated.

                "Senior Creditor Indebtedness" shall mean all of the present and future indebtedness (principal, interest (including, without limitation, interest accruing after the commencement of a bankruptcy proceeding by or against Debtor), fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, letter of credit reimbursement obligations) of Debtor to Senior Creditor (including, without limitation, all of the indebtedness evidenced by or arising under any one or more of the Senior Creditor Documents), all whether fixed or contingent, matured or unmatured, liquidated or unliquidated, and whether arising under contract, in tort or otherwise.

                "Security Agreement" means that certain security agreement dated October 3, 2003 between Dwayne A. Moyers, as agent for Junior Creditors, as secured party, and Debtor, as debtor, covering the Junior Creditor Collateral, a true and correct copy of which is annexed hereto as Exhibit C.

                "Subordinated Notes" means those three certain Promissory Notes made by Debtor to the order of each Junior Creditor each in the principal amount of $1,000,000.00, a true and correct copy of each of which is annexed hereto as Exhibits D-1, D-2 and D-3 and made a part hereof.

                "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the State of Texas.

        2.    Subordination. Subject to the provisions of Paragraph 3 hereof, Junior Creditors hereby postpone and subordinate all of the Junior Creditor Indebtedness to the full and final payment and discharge of the Senior Creditor Indebtedness. Without limiting the generality of the foregoing, in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Debtor or the proceeds thereof to creditors of Debtor or upon any indebtedness of Debtor by reason of the liquidation, dissolution or other winding up of Debtor or Debtor's business or in the event of any sale, receivership, insolvency or bankruptcy proceeding or assignment for the benefit of creditors or any proceeding by or against Debtor for any relief under any bankruptcy or insolvency laws relating to the relief of Debtor's readjustment of indebtedness, reorganization, composition or extension, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any of the Junior Creditor Indebtedness shall be payable and delivered directly to Senior Creditor for application for the Senior Creditor Indebtedness (whether or not the same is then due) until all of the Senior Creditor Indebtedness has been fully paid and discharged. The Subordinated Notes shall at all times bear a conspicuous legend that the Junior Creditor Indebtedness evidenced thereby is subordinated to the Senior Creditor Indebtedness pursuant to this Agreement. Debtor's and Junior Creditors' books shall be marked to evidence the subordination of all of the Junior Creditor Indebtedness to Senior Creditor. Senior Creditor is authorized to examine such books from time to time and to make any notations required by this Agreement. The provisions of this Paragraph 2 shall remain effective and binding upon Junior Creditors, to the full extent of the Senior Creditor Indebtedness, even if any of the Senior Creditor Indebtedness is avoided, equitably subordinated or nullified in any bankruptcy case.

        3.    Permitted Payments. If and for so long as no Default or Event of Default (as those terms are defined in the Senior Creditor Documents) exists at the time, or would result from the making of such payment, Debtor may pay to Junior Creditors, and Junior Creditors may accept and retain, any regularly scheduled payments of interest only due and owing to Junior Creditors by Debtor under the Subordinated Notes in accordance with their present tenor. Principal reduction payments or prepayments of principal of any kind to Junior Creditors shall be allowed only if made from Permitted Recapitalization sources of Debtor as that term is defined in "Definitions" Section of the Senior Creditor Documents and then subject to the limitations set forth in Section 7.8 of the Senior Creditor Documents and where no Default or Event of Default exists at the time or would result from making such payment.

        4.    No Third Party Beneficiaries. All undertakings, agreements, representations and warranties contained in this Agreement are solely for the benefit of Junior Creditors and Senior Creditor and there are no other parties (including, without limitation, Debtor) who are intended to be benefited in any way by this Agreement. The existence of this Agreement shall not commit or obligate Junior Creditors or Senior Creditor to make loans or extend credit to Debtor.

        5.    Priority of Security Interests. Irrespective of (a) the time, order manner or method of creation, attachment or perfection of the respective security interests, and/or liens granted to Agent on behalf of Junior Creditors or Senior Creditor in or on any or all of the property or assets of Debtor, (b) the time or manner of the filing of their respective financing statements, (c) whether Agent, Junior Creditors or Senior Creditor or any other bailee or agent thereof holds possession of any or all of the property or assets of Debtor, (d) the dating, execution or delivery of any agreement, document or instrument granting Agent, Junior Creditors or Senior Creditor security interests and/or liens in or on any or all of the property or assets of Debtor, (e) the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interests and (f) any provision of the UCC or any other applicable law to the contrary, any and all security interests, liens, rights and interests of Agent or Junior Creditors, whether now or hereafter arising and howsoever existing, in or on any or all of the Senior Creditor Collateral shall be and hereby are subordinated to any and all security interests, liens, rights and interests of Senior Creditor in and to the Senior Creditor Collateral. For purposes of the foregoing allocation of priorities, any claim of a right of setoff shall be treated in all respects as a security interest and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein.

        6.    Standstill.

                (a)   Neither Agent nor Junior Creditors shall have the right to take any action with respect to the Senior Creditor Collateral, including, without limitation, judicial or non-judicial foreclosure, notification to Debtor's account debtors, the seeking of the appointment of a receiver for any portion of Debtor's property or assets or otherwise, or to take possession of any of the Senior Creditor Collateral, unless and until all of the Senior Creditor Indebtedness shall have been fully, finally and indefeasibly paid in cash and all financing arrangements and commitments by and between Debtor and Senior Creditor have been terminated.

                (b)   Notwithstanding anything to the contrary contained in the Junior Creditor Documents:

                        (1)   Until Senior Creditor notifies Agent and Junior Creditors by certified mail, return receipt requested, that Senior Creditor has exercised its right to declare that all obligations of Debtor due to Senior Creditor under any of the Senior Creditor Documents have become immediately due and payable as a result of a Default or an Event of Default under the Senior Creditor Documents (the "Notice of Acceleration"), neither Agent nor Junior Creditors shall have the right to take any action with respect to the Junior Creditor Indebtedness, including, without limitation, declaring an event of default, or accelerating the Junior Creditor Indebtedness; and

                        (2)   Neither Agent nor Junior Creditors shall have the right to institute any legal action or to otherwise attempt to enforce Junior Creditor's rights with respect to the Junior Creditor Indebtedness until one hundred eighty (180) days after Junior Creditor's receipt of the Notice of Acceleration.

        7.    Distribution of Senior Creditor Collateral. Agent and each Junior Creditor agree that it will not ask for, demand, sue for, take or receive from Debtor or any successor or assign of Debtor, including, without limitation, a receiver, trustee or debtor in possession, whether by setoff or in any other manner, the whole or any part of the Junior Creditor Indebtedness from any of the Senior Creditor Collateral, unless and until all of the Senior Creditor Indebtedness shall have been fully, finally and indefeasibly paid in cash and all of the financing arrangements and commitments by and between Debtor and Senior Creditor have been terminated. Agent and each Junior Creditor acknowledge and agree that the terms and provisions of this Agreement do not violate any term or provision of any of the Junior Creditor Documents; and to the extent any of the terms or provisions of this Agreement are inconsistent with any of the terms or provisions of the Junior Creditor Documents, the provisions of the Junior Creditor Documents shall be deemed to have been superseded by this Agreement.

        8.    Release of Senior Creditor Collateral. Agent and each Junior Creditor agree that any collection, sale or other disposition of any or all of the Senior Creditor Collateral by Senior Creditor (whether pursuant to the UCC or otherwise) shall be free and clear of any and all security interests, liens, claims and/or rights of Agent and Junior Creditors in such Senior Creditor Collateral. At the request of Senior Creditor, Agent and each Junior Creditor shall promptly provide Senior Creditor with any necessary or appropriate releases to permit the collection, sale or other disposition of any or all of the Senior Creditor Collateral by Senior Creditor free and clear of Agent's and Junior Creditors' security interests and liens. In addition, at the request of Senior Creditor, Agent and Junior Creditors shall promptly release any and all security interests, liens, claims and/or rights which it may have on or in the applicable Senior Creditor Collateral to facilitate the collection, sale or other disposition of such Senior Creditor Collateral by Debtor so long as the proceeds thereof are applied first to the payment of the Senior Creditor Indebtedness and any excess is then applied to the payment of the Junior Creditor Indebtedness to the extent the same is secured by such Senior Creditor Collateral.

        9.    Turnover of Senior Creditor Collateral Received by Agent and Junior Creditors. In the event of any payment or distribution to Agent or Junior Creditors, or any of them, is made from any of the Senior Creditor Collateral upon or with respect to any of the Junior Creditor Indebtedness prior to the time all of the Senior Creditor Indebtedness shall have been fully, finally and indefeasibly paid in cash and all financing arrangements and commitments by and between Debtor and Senior Creditor shall have been terminated (other than voluntary payments by Debtor to Junior Creditors on the Junior Creditor Indebtedness to the extent permitted under Paragraph 3 above), Agent and Junior Creditors shall receive and hold the same in trust, as trustee, for the benefit of Senior Creditor and shall forthwith deliver the same to Senior Creditor in precisely the form received (except for the endorsement or assignment of Agent or Junior Creditors where necessary) for application against the Senior Creditor Indebtedness whether due or not due, and, until so delivered, the same shall be in trust by Agent and Junior Creditors as the property of Senior Creditor.

        10.    Nonavoidability and Perfection. The subordinations and relative priority arrangements set forth in this Agreement are applicable regardless of whether the security interest and/or lien to which another security interest and/or lien is subordinated is not perfected or is voidable for any reason.

        11.    Representations and Agreements of Agent, Junior Creditors and Debtor. Agent, Junior Creditors, and each of them, and Debtor represent and warrant to, and covenant and agree with, Senior Creditor that: (a) as of the date hereof the outstanding principal balance of the Junior Creditor Indebtedness as defined herein is $3,000,000.00; (b) Agent and Junior Creditors will provide Senior Creditor with written notice of the declaration by Agent and Junior Creditors of any default or event of default under any of the Junior Creditor Documents; (c) Agent and Junior Creditors agree not to oppose, interfere with or otherwise attempt to prevent Senior Creditor from enforcing its security interests in and/or liens on any of the Senior Creditor Collateral or otherwise realizing upon any of the Senior Creditor Collateral; (d) Agent, Junior Creditors and Debtor shall not amend, alter or modify any provision of the Subordinated Notes and the Security Agreement without the prior written consent of Senior Creditor; (e) Agent and Junior Creditors shall not commence or join with any other creditors of Debtor in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against Debtor; and (f) neither Debtor, Agent, nor any Junior Creditor otherwise shall take or permit any action prejudicial to, or inconsistent with, Senior Creditor's priority position over Agent and Junior Creditors that is created by this Agreement.

        12.    Insurance Proceeds. In the event of the occurrence of any casualty with respect to any of the Senior Creditor Collateral, Agent, Junior Creditors and Senior Creditor agree that Senior Creditor shall have the sole and exclusive right to adjust, compromise or settle any such loss with the insurer thereof, and to collect and receive the proceeds from such insurer. Any proceeds of insurance in excess of the Senior Creditor Indebtedness and other secured indebtedness of Debtor will be available for payment of the Junior Creditor Indebtedness. Any insurer shall be fully protected if it acts in reliance on the provisions of this Paragraph 12.

        13.    Waiver of Certain Rights. Agent and each Junior Creditor hereby waive any and all rights to (a) require Senior Creditor to marshal any property or assets of Debtor or to resort to any of the property or assets of Debtor in any particular order or manner; (b) require Senior Creditor to enforce any guaranty or any security interest or lien given by any person or entity other than Debtor to secure the payment of any or all of the Senior Creditor Indebtedness as a condition precedent or concurrent to taking any action against or with respect to the Senior Creditor Collateral; (c) commence any proceedings (whether through the filing of an involuntary petition against Debtor or otherwise) under any bankruptcy, insolvency, reorganization, receivership or similar laws for arrangement of debts of Debtor; and/or (d) bring any action to contest the validity, legality, enforceability, perfection, priority or avoidability of any of the Senior Creditor Indebtedness, any of the Senior Creditor Documents or any of the security interests and/or liens of Senior Creditor in or on any of the Senior Creditor Collateral.

        14.    Bankruptcy Financing Issues. This Agreement shall continue in full force and effect after the filing of any petition for relief by or against Debtor under the United States Bankruptcy Code (the "Code") and all converted or succeeding cases in respect thereof (all references herein to the Debtor being deemed to apply to Debtor as debtor-in-possession and to a trustee for the Debtor), and shall apply with full force and effect with respect to all Senior Creditor Collateral and Junior Creditor Collateral acquired by the Debtor, and to all Senior Creditor Indebtedness and Junior Creditor Indebtedness incurred by the Debtor, subsequent to such filing. If Debtor shall become subject to a proceeding under the Code, and if Senior Creditor shall desire to permit the use of cash collateral by Debtor or to provide post-petition financing from Senior Creditor to Debtor, Agent and each Junior Creditor agree as follows: (a) adequate notice to Agent and Junior Creditors shall be deemed to have been provided for such use of cash collateral or such post-petition financing if Agent and Junior Creditors receive notice thereof at least three (3) business days prior to the earlier of (i) any hearing on a request to approve such use of cash collateral or such post-petition financing or (ii) the date of entry of an order approving the same; and (b) no objection will be raised by Agent or Junior Creditors to any such use of cash collateral or such post-petition financing from Senior Creditor on the grounds of a failure to provide adequate protection for Agent's junior lien. No objection will be raised by Agent or Junior Creditors to Senior Creditor's motion for relief from the automatic stay in any such proceeding to foreclose on, sell or otherwise realize upon the Senior Creditor Collateral.

        15.    Assignment of Junior Creditor Indebtedness. Each Junior Creditor represents and warrants to Senior Creditor that it has not previously assigned any interest in any of the Junior Creditor Indebtedness, that no other party owns an interest in any of the Junior Creditor Indebtedness other than Junior Creditors (whether as joint holders of the Junior Creditor Indebtedness, as participants or otherwise) and that the entire Junior Creditor Indebtedness is owed only to Junior Creditors. Each Junior Creditor covenants and agrees with Senior Creditor that the entire Junior Creditor Indebtedness shall continue to be owing only to Junior Creditors, unless such indebtedness is assigned expressly subject to the terms, provisions and conditions of this Agreement, the assignee of such indebtedness agrees in writing to be bound by the terms, provisions and conditions of this Agreement and Agent and Junior Creditors shall have delivered such executed assignment and assumption agreements to Senior Creditor.

        16.    Term. This Agreement shall remain in full force and effect until all of the Senior Creditor Indebtedness shall have been fully, finally and indefeasibly paid in cash and all financing arrangements and commitments between Debtor and Senior Creditor shall have been terminated. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Creditor Indebtedness is rescinded or must otherwise be returned by Senior Creditor upon the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made. This is a continuing agreement of subordination and Senior Creditor may continue to extend credit or other financial accommodations and loan monies to or for the benefit of Debtor, on the faith hereof, under the Senior Creditor Documents or otherwise without notice to Agent or Junior Creditors.

        17.    Amendment of Senior Creditor Indebtedness; Release of Senior Creditor Collateral. Senior Creditor may at any time and from time to time (a) enter into such agreements with Debtor as Senior Creditor may deem proper (i) increasing or decreasing the principal amount of extending the time of payment of and/or renewing or otherwise amending or altering the terms (including, without limitation, the interest rates) of any or all of the Senior Creditor Indebtedness and/or (ii) amending, modifying or otherwise altering the terms of the Senior Creditor Documents and (b) exchange, sell, release, surrender or otherwise deal with any or all of the Senior Creditor Collateral, all without in any way compromising or affecting this Agreement.

        18.    Reliance by Senior Creditor; Waiver of Notices; No Representations by Senior Creditor; Management of Credit Facilities by Senior Creditor. All of the Senior Creditor Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement. Agent and each Junior Creditor expressly waive all notice of the acceptance by Senior Creditor of the provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement. Agent and each Junior Creditor agree that Senior Creditor has not made any representation or warranty with respect to the due execution, legality, validity, completeness or enforceability of any of the Senior Creditor Documents, the perfection or priority of any security interest or lien securing any or all of the Senior Creditor Indebtedness or the collectibility of any of the Senior Creditor Indebtedness. Senior Creditor shall be entitled to manage and supervise its credit facilities with Debtor in accordance with applicable law and its usual business practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that Agent or any Junior Creditor may have now or hereafter in or to any of the property or assets of Debtor, and Senior Creditor shall have no liability to Agent or any Junior Creditor for any loss, claim or damage allegedly suffered by Agent or any Junior Creditor in any proceeding by Senior Creditor to foreclose or otherwise enforce any of its security interests in and/or liens on any of the Senior Creditor Collateral.

        19.    Financial Conditions of Borrower. Agent and each Junior Creditor hereby assume responsibility for keeping itself informed of the financial condition of Debtor and any and all guarantors of the Junior Creditor Indebtedness and of all other circumstances bearing upon the risk of nonpayment of the Junior Creditor Indebtedness that diligent inquiry would reveal and Agent and each Junior Creditor hereby agrees that Senior Creditor shall have no duty to advise Agent and each Junior Creditor of any information regarding such condition or any such circumstances.

        20.    Notices. Any notice, request, demand, consent or other communication hereunder shall be in writing and (a) delivered in person or (b) sent by telecopy and confirmed by certified mail, return receipt requested and postage pre-paid or (c) sent by certified mail, return receipt requested, to the applicable party at its address or telecopy number set forth on the signature pages hereof, or at such other address or telecopy number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy, or on the third business day after the day on which mailed, if sent by certified mail.

        21.    UCC Notices. If Senior Creditor shall be required by the UCC or any other applicable law to give notice to Agent or any Junior Creditor of any action taken or to be taken by Senior Creditor against or with respect to any or all of the Senior Creditor Collateral, such notice shall be given in accordance with Paragraph 20 above and five (5) days' notice shall be conclusively deemed to be commercially reasonable.

        22.    Further Assurances. Agent and each Junior Creditor hereby covenant and agree at its own expense to take any and all additional actions and execute, deliver, file and/or record any and all additional agreements, documents and instruments as may be necessary or as Senior Creditor may from time to time reasonably request to effect the subordination and other provisions of this Agreement.

        23.    Modifications in Writing. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of Agent and each Junior Creditor and Senior Creditor. Any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

        24.    Waivers; Failure or Delay. No failure or delay on the part of Agent, Junior Creditors, or any one of them, or Senior Creditor in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, remedy or privilege preclude any other or further exercise of any other power, right, remedy or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

        25.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

        26.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Agent, Junior Creditors and Senior Creditor and their respective successors and assigns.

        27.    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Texas (without reference to conflict of law principles). AGENT, EACH JUNIOR CREDITOR, DEBTOR AND SENIOR CREDITOR HEREBY IRREVOCABLY (A) CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF TEXAS, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (B) WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH AGENT, JUNIOR CREDITORS (OR ANY ONE OF THEM), DEBTOR AND SENIOR CREDITOR ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

        28.    Equitable Remedies. Each party to this Agreement acknowledges that the breach by it of any of the provisions of this Agreement is likely to cause irreparable damage to the other parties. Therefore, the relief to which any party shall be entitled in the event of any such breach or threatened breach shall include, but not be limited to, a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other relief to which it may be entitled at law or in equity.

        29.    Attorneys' Fees and Expenses. In the event of any dispute concerning the meaning or interpretation of this Agreement which results in litigation, or in the event of any litigation by a party hereto to enforce the provisions hereof, the prevailing party shall be entitled to recover from the non-prevailing party, in addition to its other damages, its reasonable attorneys' fees and expenses and any actual court costs incurred.

        30.    Headings. Paragraph headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

        31.    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto. Any signature delivered by a party via facsimile shall be deemed to be an original signature hereto.

        IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

JUNIOR CREDITORS:	XPONENTIAL, INC.
	By:	/s/ DWAYNE A. MOYERS Dwayne A. Moyers, Vice President
2175 Old Concord Road SE, Suite 200 Smyrna, Georgia 30080 Telecopy: 678-305-7213
INVESTORS STRATEGIC PARTNERS I, LTD.
By:	Hulen Capital Partners, Inc., General Partner
By:	/s/ DWAYNE A. MOYERS Dwayne A. Moyers, Vice President
4800 Overton Plaza, Suite 300 Fort Worth, Texas 76109 Telecopy: 817-731-8635

CURTISWOOD CAPITAL, LLC
By:	/s/ SCOTT NIEBOER Dwayne A. Moyers, Vice President
104 Woodmont Boulevard, Suite 200 Nashville, Tennessee 37205 Telecopy: 615-383-2104
AGENT:	/s/ DWAYNE A. MOYERS Dwayne A. Moyers, as Agent
4800 Overton Plaza, Suite 300 Fort Worth, Texas 76109 Telecopy: 817-731-8635
SENIOR CREDITOR:	TEXTRON FINANCIAL CORPORATION
	By:	/s/ DAN BURD Dan Burd, Vice President
11575 Great Oaks Parkway Suite 210 Alpharetta, Georgia 30022 Attn: SVP-ABLG Portfolio Mgmt. Telecopy: 770-360-1672
WITH A COPY TO:	11575 Great Oaks Parkway Suite 210 Alpharetta, Georgia 30022 Attn: ABLG Group Counsel Telecopy: 770-360-1548
DEBTOR:	AMERICAN IRONHORSE MOTORCYCLE COMPANY, INC.
	By:	/s/ JAMES C. COLLET James C. Collet, Co-Chief Executive Officer
4600 Blue Mound Road Fort Worth, Texas 76106 Telecopy: 817-665-2009

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  EXHIBIT 10.11
SECURED PROMISSORY NOTE
WARRANT NO. 2003-1
ASSIGNMENT FORM
EXERCISE FORM
SECURITY AGREEMENT
SUBORDINATION AGREEMENT
WITNESSETH